SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 9, 2013

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 9, 2013, LoyaltyOne, Inc., a wholly-owned subsidiary of Alliance Data Systems Corporation (“Alliance Data”), entered into an amended and restated agreement with Bank of Montreal (“BMO”) as a sponsor in its AIR MILES® Reward Program (the “Agreement”).  BMO has participated as an AIR MILES Reward Program sponsor continuously since the launch of the AIR MILES Reward Program in 1992.  The AIR MILES Reward Program is a full service outsourced loyalty program for sponsors, who pay a fee per AIR MILES reward mile issued, for which Alliance Data provides marketing, customer service and rewards and redemption management.

    Pursuant to the terms and conditions of the Agreement, Alliance Data licenses BMO to issue AIR MILES reward miles in connection with the provision by BMO of financial services and products, such as credit cards and banking plans governing the operation of checking and savings accounts, to its customers in Canada who are enrolled in the AIR MILES Reward Program as collectors.  BMO enjoys the exclusive right to issue AIR MILES reward miles in relation to banking services and limited exclusivity in relation to credit card products.  The Agreement has an initial term through October 31, 2017 and then automatically renews at five-year intervals, except as otherwise provided.

    The Agreement specifies the number of AIR MILES reward miles that BMO is required to issue in connection with provision of particular financial products and services.  Pursuant to the terms and conditions of the Agreement, BMO pays Alliance Data a fee for each AIR MILES reward mile that BMO issues when the AIR MILES reward mile is issued.

    The Agreement requires Alliance Data to promote BMO’s participation in the AIR MILES Reward Program by advertising BMO’s products and services in printed and electronic promotional materials distributed to AIR MILES Reward Program collectors.  The Agreement requires BMO to support the AIR MILES Reward Program through BMO’s participation in AIR MILES Reward Program marketing initiatives and to promote its participation in the AIR MILES Reward Program through BMO’s independent marketing efforts.  As an AIR MILES Reward Program sponsor, BMO is entitled to access to collector name and address information maintained by Alliance Data for the purpose of marketing its financial products and services to collectors and to display the AIR MILES trademarks in its promotional materials.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Bank of Montreal is a lender under Alliance Data’ s credit agreement dated May 24, 2011, as amended, that provides both a term loan and a $917.5 million revolving line of credit.

Item 7.01 Regulation FD Disclosure.

                On January 14, 2013, Alliance Data issued a press release announcing that its Canadian loyalty business renewed a multi-year agreement with Bank of Montreal, as a sponsor in the AIR MILES Reward Program.  A copy of this press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Amended and Restated Program Participation Agreement, dated as of January 1, 2013, by and between LoyaltyOne, Inc. and Bank of Montreal.

99.1	Press release dated January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: January 14, 2013	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amended and Restated Program Participation Agreement, dated as of January 1, 2013, by and between LoyaltyOne, Inc. and Bank of Montreal.

99.1	Press release dated January 14, 2013.